                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Phoenix, Arizona

September 25, 2000